Exhibit 99.3

Exhibit 99.3

TLANDO, a Novel Oral TRT, Improves Sexual and Mental Domain Outcomes in Hypogonadal Men

ENDO 2021

Benjamin J. Bruno, PharmD, PhD[1]; Kiran Vangara, PhD[1]; Kilyoung Kim, PhD[1]; Kongnara Papangkorn, PhD[1]; Nachiappan Chidambaram, PhD[1]; Mahesh V. Patel, PhD[1]; Anthony DelConte, MD[1,2]; Culley C. Carson III, MD[3]; Irwin Goldstein, MD[4]; Jed Kaminetsky, MD[5]; Martin Miner, MD[6]; Mohit Khera, MD[7]

[1]Lipocine Inc.; [2]Saint Joseph's University, Philadelphia, PA; [3]University OF N Carolina School of Medical, Chapel Hill, NC, USA; [4]University of California at San Diego, San Diego, CA, USA; [5]NYU Grossman School of Medicine, New York, NY, USA; [6]Men's Health Center The Miriam Hotel, Providence, RI, USA; [7]Baylor College of Medicine, Houston, TX, USA

❑ Introduction

- Male hypogonadism is characterized by symptoms and deficiency in Total Testosterone (TT) levels of <300 ng/dL
- Free Testosterone (fT) is the fraction (1-4%) of testosterone (T) not protein-bound and available for androgenic receptors
- TLANDO™, an oral non-methylated TRT option, is a prodrug of endogenous T, primarily absorbed via the intestinal lymphatic pathway
  - Demonstrated efficacy with consistent intra- and inter-day TT levels regardless of meal fat content
  - Reduced liver fat content and liver injury markers in multiple clinical studies

❑ Objectives

- To assess key patient reported outcomes (PROs) following oral and topical TRT in hypogonadal men

❑ Methods

- Assessments based on Study of Androgen Replacement (SOAR) Trial (NCT02081300): an active controlled (topical T gel), randomized, multi-center 52-week study (N=315)


Randomization (N=315)
Control
Topical T (N=105)
TLANDO® (N=210)
Safety Extension
Serum Biomarker Assessment
Week: 0 13 26 39 52
TRT Efficacy Assessed up to 13wks
PK / Safety Assessments
Visit
Visit
EOS Visit

* TLANDO treatment started with 225mg BID dose and was titrated to 150mg BID or 300mg BID if needed

- Pharmacokinetic parameters were assessed at baseline (BL) and end of study (EOS), and fT levels calculated using Vermeulen equation
- PROs were administered at BL and EOS, including Psychosexual Daily Questionnaire (PDQ) and Short Form (SF)-36 surveys
- Safety was assessed at each study visit

❑ Results

Baseline Demographics

Demographics	Oral T	Topical T
N	210	105
Age, yr, mean (SD)	52.6 (10.2)	54.2 (9.4)
Race, n (%)		
White	172 (81.9)	92 (87.6)
Black or African American	32 (15.2)	10 (9.5)
Asian	3 (1.4)	3 (2.9)
Other	3 (1.4)	0
BMI, kg/m², mean (SD)	30.8 (3.9)	31.0 (3.9)
Baseline T, ng/dL, mean (SD)	209 (60.0)	205 (66.7)

PROs of Mental/Sexual Domains in Oral T and Topical T Groups Improved Post 52-week Treatment


PDQ Score
Oral T
Topical T
Maintained Erection
Sexual Activity
Negative Mood
Positive Mood
Highest Pleasure with Partner
Highest Pleasure without Partner
Overall Level of Sexual Desire


SF-36
Mental Component Summary
Physical Component Summary
Mental Health
Role Emotional
Social Functioning
Vitality
General Health
Bodily Pain
Role Physical
Physical Functioning

Oral T Therapy Resulted in Improved Mental/Sexual PRO Responses, Possibly Due to Higher fT


Free T CBL by PRO Responders and Non-Responders in Oral T
PRO Responders
PRO Non-responders
Mental Health
Maintained Erection


Total T
Free T
NS
Oral T
Topical T

* PRO responders are defined as subjects with positive changes in PRO.

Observed Improvements in PROs Do Not Appear to Depend on the 300 ng/dL TT Response



Improvements of mental and sexual health were observed in both PK responders and non-responders and comparable.

➔ Effect of TRT should be monitored by symptoms as well as PK levels

Oral TU was Well Tolerated in This Study

- No deaths, no drug related SAEs, and no MACE
- Only 1% of subjects in this study had new start or increase in anti-hypertensive medication
- No reported incidents of depression or suicide ideation
- Low incidence of hematocrit increase
- No hepatic Adverse Events (AEs)
- Low incidence of gastrointestinal (GI) AEs

❑ Conclusions

- Oral T therapy demonstrated improvement in sexual and mental PROs, a significant unmet need in hypogonadal males
- Oral T therapy resulted in significantly greater improvement in the mental domain (mental component summary, mental health, and negative mood) than topical T therapy
- Differences in fT levels may contribute to observed differences in the PROs
- Further placebo-controlled studies are warranted to better elucidate these improvements

❑ Contact Information

- Benjamin J. Bruno: bjb@lipocine.com, admin@lipocine.com